UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
July 15, 2020
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
432 Park Avenue South, 12th Floor
New York, New York 10016
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On July 8, 2020, the Board of Directors (the “Board”) of Phreesia, Inc. (the “Company”) approved an amendment and restatement to the Company’s Non-Employee Director Compensation Policy (as amended and restated, the “A&R Director Compensation Policy”), effective immediately, (i) increasing the annual retainer for board membership from $30,000 to $35,000, the target value of the annual equity award from $150,000 to $170,000 (pro-rated for new directors), and the target value of the new hire equity award for new directors from $150,000 to $170,000, (ii) modifying the vesting schedule for the new hire equity award so that it vests over four years, with 10% vesting on the first anniversary of the grant date, 20% on the second anniversary, 30% on the third anniversary, and 40% on the fourth anniversary, (iii) providing for acceleration of vesting of equity awards in the event of a non-employee director’s death or disability, (iv) permitting non-employee directors the ability to receive cash retainers in the form of unrestricted stock, and (v) modifying the methodology used to convert dollar values into a number of shares with respect to restricted stock units and restricted stock awards by referencing the closing market price on The New York Stock Exchange on the grant date.
On July 15, 2020, Scott Perricelli, a member of the Board, notified the Company of his intent to resign from the Board, effective July 20, 2020. Mr. Perricelli’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Gillian Munson, a current member of the Board, will replace Mr. Perricelli on the Compensation Committee of the Board.
In addition, on July 20, 2020, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Lainie Goldstein to the Board, effective July 20, 2020. Ms. Goldstein will serve as a Class II director of the Company, to hold office until the 2021 annual meeting of stockholders or until her earlier death, resignation or removal. Ms. Goldstein was also appointed to replace Mr. Perricelli on the Audit Committee of the Board and was designated by the Board as an “audit committee financial expert “ under the rules and regulations of the Securities and Exchange Commission.
In connection with her appointment to the Board, and pursuant to the A&R Director Compensation Policy unless otherwise set forth herein, the Board granted Ms. Goldstein a pro-rated annual grant for restricted stock units valued at $163,013 (the “Initial RSU Grant”). The Initial RSU Grant will vest in full upon the earlier to occur of one year from the grant date or the date of the next annual meeting of the Company’s stockholders, subject to Ms. Goldstein’s continued service on the Board. Additionally, the Company granted Ms. Goldstein an initial new hire grant for restricted stock units value at $170,000 (the “New Hire Grant”). As determined by the Board’s Compensation Committee (and consistent with the Company’s Non-Employee Director Compensation Policy prior to its amendment and restatement), the New Hire Grant shall have a four (4) year vesting schedule, with 25% of such units vesting on the first anniversary of the vesting start date, 25% vesting on the second anniversary of the vesting start date, 25% vesting on the third anniversary of the vesting start date, and 25% vesting on the fourth anniversary of the vesting start date, subject to the terms and conditions of the 2019 Plan and the applicable restricted stock unit agreement.
Ms. Goldstein has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on June 21, 2019. There are no arrangements or understandings between Ms. Goldstein and any other person pursuant to which Ms. Goldstein was appointed as a member of the Board. There are no family relationships between Ms. Goldstein, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Ms. Goldstein that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2020	Phreesia, Inc.

	By:	/s/ Thomas Altier
	Name:	Thomas Altier
	Title:	Chief Financial Officer